Exhibit 99.2

Information Relating to Part II.

Item 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of up to 115,000,000 shares of common stock of Clear Channel Outdoor Holdings, Inc., registered pursuant to the shelf Registration Statement on Form S-3 (Registration No. 333-232517) filed on July 2, 2019, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated, except the Securities and Exchange Commission filing fee, which was paid in connection with the filing of the Registration Statement.

Amount to be paid
Securities and Exchange Commission registration fee	$48,783
Printing expenses	100,000
Accounting fees and expenses	300,000
Legal fees and expenses	500,000
Miscellaneous fees and expenses	351,217

Total	$1,300,000